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                                                                   Exhibit 10.24

               Engineering & Maintenance Division, China Airlines

                                        &

                       Aero-Link Flight Systems Corp. Ltd

          Agreement on Marketing &, Promotion of Aircraft Maintenance,
             Turbine Engine &, Component Repair &, Overhaul Business

































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CHINA AIRLINES' ENGINEERING AND MAINTENANCE DIVISION (hereinafter referred to as
China Airlines) makes this Agreement with AERO-LINK FLIGHT SYSTEMS CORP. LTD. (hereinafter referred to as Aero-Link) under the condition that Aero-Link agrees to promote the aircraft maintenance, turbine engine and component repair and overhaul business on behalf of China Airlines within the sphere of the maintenance certificates, issued by relevant aviation authorities, of China Airlines. It is agreed by China Airlines and AeroLink as the following so that both parties shall abide by.

1. China Airlines has its registered address at No.15 HangChienNanLu,C..K.C. International Airport, Taoyuan, Taiwan, R.O.; and Aero-Link has its registration address at Rm#108, 1/F Hang Bong Comm. Center, 28 Shanghai Street, Kowloon, Honq Kong. All the notices on activities conducted in accordance with the Agreement should be in written form, and they will only be in effect if they are delivered to the above mentioned address. Should either party change its address, the other party should be informed in writing on thirty (30) days notice.

2. China Airlines holds Maintenance Organization Certificate of CAAC, [Registration No. 09011 valid until December 31, 2000, Federal Aviation Administration (FAA) Certificate, [Registration No. SAJY979H] valid until May 1, 1999 and Joint Aviation Administration (JAA) Certificate, [Registration No. RAI-147] valid until December 26, 1998. Should be any changes of these certificates, China Airlines shall inform Aero-Link in writing on thirty (30) days notice. Aero-Link shall promote and market aircraft maintenance, turbine engine and component repair and overhaul business on behalf of China Airlines within the sphere of its maintenance certificate in all territories except Taiwan as non-exclusive representative. Aero-Link is not considered as the legal agent of China Airlines, thus Aero-Link is not allowed to conduct legal activities of any kind in the name that is of China Airlines' legal agent. China Airlines has the full authority to make any decision (without any reason) to accept or partially accept the business opportunities brought by Aero-Link. And Aero-Link shall not be entitled to have any objections. If in any case, there will be any objections from any third party, it is of Aero-Link's responsibility to solve the dissent without any implication or damage of China Airlines' interests.

3. The method of calculation on repair & overhaul job will be: all the maintenance labor rate for China Airlines will normally be no less than US Dollar forty (US$40) per hour; and the special maintenance labor rate such as Eddy Current Inspection-per hour; Ultrasonic Inspection-per hour, X-Ray Inspection-per exposure, Gamma-Ray Inspection-per exposure will be no less than US Dollar forty-five (US$45) per hour. The labor rate is subject to adjust at any time by China Airlines after thirty (30) days notice to Aero-Link.

4. For all the business opportunities brought by Aero-Link on aircraft maintenance, turbine engine and component repair and overhaul, China Airlines will pay Aero-Link the necessary commissions to its appointed Bank Account: Bank of Kwong On Bank, Ltd. Account No:


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         73-901-021179, Address: 12-14 Yee Woo Street, Causeway Bay, Hong Kong
         within 30 days after China Airlines receives full payment for the service invoiced to the customers.

(1) China Airlines agrees to pay a commission of six percent (6%) of the net maintenance labor rate to Aero-Link for the maintenance work obtained by Aero-Link. However, if approved by China Airlines in writing, China Airlines agrees to pay Aero-Link a commission of eight percent (8%) of net maintenance labor rate for all the maintenance work obtained by Aero-Link from mainland China, a territory with special situations;

(2) China Airlines agrees to pay a commission of five percent (5%) of the material price to Aero- Link as a result of the parts supply to maintenance work obtained by Aero-Link;

(3) China Airlines agrees to pay a commission of two percent (2%) of net invoice value (not including transportation, issuance, customs etc.) to Aero-Link for the maintenance work performed by subcontractors to undertake the accessory and component maintenance.

5. It is also agrees by China Airlines and Aero-Link on the following terms:

(1) China Airlines will provide all the necessary support regarding marketing and promotion materials in order to facilitate the marketing efforts of Aero-Link. Aero-Link will make the marketing advertisements, produce the promotional materials as well as carry out the marketing activities in its own name according to the budget and terms approved by China Airlines. If there should be any objections from the China Airlines, Aero-Link should immediately stop or correct the various advertisements or marketing activities. Otherwise, AeroLink will bear all the responsibilities incurred.

(2) China Airlines will provide transportation, boarding and assist to obtain the visa for all those inspectors, who come from mainland China and stay with China Airlines to supervise their maintenance work. The expenses occurred by other relevant personnel other than the above mentioned will be covered by Aero-Link;

(3) Aero-Link will assist to collect all the account receivables for China Airlines in accordance with the relevant invoices under its own name.

(4) Except for the above mentioned commissions, Aero-Link will cover all other expenses incurred by itself. In no circumstance shall Aero-Link declare any claims from China Airlines.

(5) China Airlines shall not be liable to any delay or default in performance of maintenance work, or for any damages suffered by reasons thereof, when such delay, default or failure is, directly or indirectly, caused by or in any manner arises from any cause, condition or contingency affecting, or beyond the control of China Airlines, including without limitation,


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         acts of God, fire, earthquake, hurricane, industrial water or electricity control, riots, strikes, government or military controls.

(6) The explanation, effectiveness and all other issued that are not included in this Agreement shall be construed in accordance with the laws of the Republic of China. And both parties agree to submit the first jurisdiction of instance to Taipei Local Court.

(7) Unless agreed by both parties in writing, the rights and liabilities of both parties set in the Agreement shall not be transferred to any third parties.

6. This Agreement shall remain in effect unless subject to termination by either party thirty (30) days notice, in writing, to either party. The Agreement shall be ineffective subject to termination immediately, if either party shall:

(1) Breach or not fulfil the Agreement and fail to make the correction within 30 days after written notification of the other party;

(2) Be found of illegal performance or malpractice that is in connection with the Agreement;

(3)      Declare bankruptcy.

7. This Agreement shall be effective immediately when duly signed by both parties except either party terminates in accordance with the Agreement.

8. The Agreement contains two original copies while each party keeps one as an evidence.


Agreed and Accepted by:                        Agreed and Accepted by:
-----------------------                        -----------------------
CHINA AIRLINES                                 AERO-LINK FLIGT SYSTEMS CORP. LTD


By:                                            By:
Signature:                                     Signature:
Yung Lang Lin                                  Simon Chiang
Director                                       Vice President

/s/ Yung Lang Lin                              /s/ Simon Chiang
------------------------                       -------------------------
Date                                           Date




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